Exhibit 99.2
Pinterest Announces First Quarter 2020 Results
SAN FRANCISCO, Calif. - May 5, 2020 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended March 31, 2020.
•Q1 revenue grew 35% year over year to $272 million.
•Global Monthly Active Users (MAUs) grew 26% year over year to 367 million.
•GAAP net loss was $141 million for Q1. Adjusted EBITDA was $(53) million.
"In these challenging times, our mission of bringing ideas and inspiration to people around the world has never been more important," said Ben Silbermann, CEO and co-founder, Pinterest. "This quarter, we saw a record number of people turn to Pinterest for ideas on how to make living at home more convenient, fun, and inspiring."
“We began 2020 on strong footing. The spread of COVID-19 has certainly had an impact on our business and the businesses of our advertisers, but we remain optimistic about the future,” said Todd Morgenfeld, CFO, Pinterest. “While we’ve been adapting to the current environment, we will continue to invest in our strategic priorities of content, ads diversification, use case expansion and shopping. We’re committed to delivering inspiration to our users and measurable results to businesses.”
Q1 2020 Financial Highlights
The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended March 31,		% Change
	2020	2019
Revenue	$271,940	$201,911	35%

Net loss	$(141,196)	$(41,420)	(241)%

Non-GAAP net loss*	$(59,916)	$(40,383)	(48)%

Adjusted EBITDA*	$(53,320)	$(38,436)	(39)%
Adjusted EBITDA margin*	(20)%	(19)%

*For more information on these non-GAAP financial measures, please see "—About non-GAAP financial measures" and the tables under "—Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q1 2020 Other Highlights
The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended March 31,		% Change
	2020	2019
Revenue - Global	$272	$202	35%
Revenue - United States	$237	$187	27%
Revenue - International	$35	$15	136%

MAUs - Global	367	291	26%
MAUs - United States	90	85	6%
MAUs - International	277	206	34%

ARPU - Global	$0.77	$0.73	7%
ARPU - United States	$2.66	$2.25	18%
ARPU - International	$0.13	$0.08	76%

Outlook
Given the uncertainties related to the ongoing COVID-19 pandemic and the rapidly shifting macroeconomic conditions, we are not providing guidance expectations for revenue or Adjusted EBITDA for 2020. Please note the following regarding our costs:
•Our cost of revenue has generally grown with users rather than revenue, which in this environment puts some pressure on gross margins.
•We expect to continue to grow operating expenses in Q220 year over year, but at a slower pace compared to Q120.
Our strategic priorities for 2020 remain content, ads diversification, use case expansion and shopping. Today more than ever, Pinterest is a place to inspire people with helpful and actionable information while helping business partners succeed with the tools and insight they need most. We will continue to invest in these priorities in the coming year as we pursue and prioritize long-term growth. And we have a strong balance sheet to support that, with $1.7 billion in cash, cash equivalents, and marketable securities and a $500 million undrawn revolver. At the same time, we want to be prudent in the current environment, so we are making adjustments to our expenses where appropriate.

Webcast and conference call information
A live audio webcast of our first quarter 2020 earnings release call will be available at investor.pinterestinc.com. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the scope and impact of the recent outbreak of COVID-19 on our planned investments, operations, expenses, revenue, cash flow, liquidity and users; our ability to attract and retain Pinners and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; our ability to protect our intellectual property; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with the hosting services we use and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our Quarterly Report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the attachments is as of May 5, 2020. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net and provision for income taxes. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net income (loss) exclude amortization of acquired intangible assets and share-based compensation expense. Non-GAAP income (loss) from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net income (loss) attributable to common stockholders is calculated by subtracting any non-GAAP net income allocated to participating securities from non-GAAP net income (loss). Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) attributable to common stockholders by diluted weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share to evaluate our operating results and for financial and operational decision-making purposes. We believe these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present these non-GAAP financial measures to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share rather than net income (loss), net margin, total costs and expenses, income (loss) from operations, net income (loss) and net income (loss) per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "—Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as an authenticated Pinterest user who visits our website, opens our mobile application or interacts with Pinterest through one of our browser or site extensions, such as the Save button, at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average between the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in technology or our methodology.
Contact
Investor relations:
Doug Clark
ir@pinterest.com
Media:
Mike Mayzel
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$740,833	$649,666
Marketable securities	995,875	1,063,679
Accounts receivable, net of allowances of $5,889 and $2,851 as of March 31, 2020 and December 31, 2019, respectively	212,215	316,367
Prepaid expenses and other current assets	32,565	37,522
Total current assets	1,981,488	2,067,234
Property and equipment, net	90,357	91,992
Operating lease right-of-use assets	172,927	188,251
Goodwill and intangible assets, net	14,319	14,576
Restricted cash	23,791	25,339
Other assets	5,730	5,925
Total assets	$2,288,612	$2,393,317
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,749	$34,334
Accrued expenses and other current liabilities	133,050	141,823
Total current liabilities	170,799	176,157
Operating lease liabilities	158,298	173,392
Other liabilities	21,035	20,063
Total liabilities	350,132	369,612

Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 398,929 and 360,850 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 182,911 and 209,054 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	4,288,603	4,229,778
Accumulated other comprehensive income (loss)	(2,207)	647
Accumulated deficit	(2,347,922)	(2,206,726)
Total stockholders’ equity	1,938,480	2,023,705
Total liabilities and stockholders’ equity	$2,288,612	$2,393,317

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$271,940	$201,911
Costs and expenses:
Cost of revenue	99,232	73,694
Research and development	145,704	72,444
Sales and marketing	117,027	76,394
General and administrative	56,067	24,205
Total costs and expenses	418,030	246,737
Loss from operations	(146,090)	(44,826)
Interest income	7,151	4,059
Interest expense and other income (expense), net	(2,077)	(500)
Loss before provision for income taxes	(141,016)	(41,267)
Provision for income taxes	180	153
Net loss	$(141,196)	$(41,420)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.33)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	576,302	127,346

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net loss	$(141,196)	$(41,420)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,746	5,696
Share-based compensation	81,024	694
Other	2,719	(993)
Changes in assets and liabilities:
Accounts receivable	100,991	61,329
Prepaid expenses and other assets	6,624	510
Operating lease right-of-use assets	10,879	6,427
Accounts payable	2,613	7,481
Accrued expenses and other liabilities	(4,905)	(2,024)
Operating lease liabilities	(13,205)	(4,578)
Net cash provided by operating activities	57,290	33,122
Investing activities
Purchases of property and equipment and intangible assets	(7,005)	(3,706)
Purchases of marketable securities	(257,593)	(113,952)
Sales of marketable securities	72,043	28,953
Maturities of marketable securities	250,074	84,883
Other investing activities	316	—
Net cash provided by (used in) investing activities	57,835	(3,822)
Financing activities
Proceeds from exercise of stock options, net	20,347	110
Shares repurchased for tax withholdings on release of restricted stock units	(44,090)	—
Other financing activities	—	(3,279)
Net cash used in financing activities	(23,743)	(3,169)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(214)	8
Net increase in cash, cash equivalents, and restricted cash	91,168	26,139
Cash, cash equivalents, and restricted cash, beginning of period	677,743	135,290
Cash, cash equivalents, and restricted cash, end of period	$768,911	$161,429
Supplemental cash flow information
Accrued property and equipment	$7,831	$4,484
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$1,242	$22,862

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$740,833	$134,648
Restricted cash included in prepaid expenses and other current assets	4,287	1,057
Restricted cash	23,791	25,724
Total cash, cash equivalents, and restricted cash	$768,911	$161,429

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Share-based compensation by function:
Cost of revenue	$1,426	$15
Research and development	48,906	626
Sales and marketing	13,919	29
General and administrative	16,773	24
Total share-based compensation	$81,024	$694

Amortization of acquired intangible assets by function:
Cost of revenue	$94	$—
General and administrative	162	343
Total amortization of acquired intangible assets	$256	$343

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$418,030	$246,737
Share-based compensation	(81,024)	(694)
Amortization of acquired intangible assets	(256)	(343)
Total Non-GAAP costs and expenses	$336,750	$245,700

Reconciliation of net loss to non-GAAP net loss:
Net loss	$(141,196)	$(41,420)
Share-based compensation	81,024	694
Amortization of acquired intangible assets	256	343
Non-GAAP net loss	$(59,916)	$(40,383)

Weighted-average shares outstanding for net loss per share, basic and diluted	576,302	127,346

Net loss per share	$(0.25)	$(0.33)
Non-GAAP loss per share	$(0.10)	$(0.32)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Reconciliation of net loss to Adjusted EBITDA:
Net Loss	$(141,196)	$(41,420)
Depreciation and amortization	11,746	5,696
Share-based compensation	81,024	694
Interest income	(7,151)	(4,059)
Interest expense and other (income) expense, net	2,077	500
Provision for income taxes	180	153
Adjusted EBITDA	$(53,320)	$(38,436)